                       MANAGEMENT COMPENSATION AGREEMENT

                                    between

                           NORTHWEST AIRLINES, INC.

                                      and

                               MICHAEL E. LEVINE

                                  dated as of

                               September 1, 1996

                       MANAGEMENT COMPENSATION AGREEMENT

         MANAGEMENT COMPENSATION AGREEMENT made as of the 1st day of September, 1996 between Northwest Airlines, Inc., a Delaware corporation (the "Company")and Michael E. Levine (the "Executive").

                                   PREAMBLE

         The Company and Executive previously entered into a Management Compensation Agreement dated as of October 1, 1994 (the "Prior Agreement"). As of the date hereof, the Company and Executive have agreed to replace the Prior Agreement with this Agreement with this Agreement, which shall supersede the Prior Agreement in all respects.

         In consideration of the foregoing and of the respective covenants and agreements herein contained, the Company and Executive have agreed as follows:

1.  TERMS OF EMPLOYMENT.

         1.1 EMPLOYMENT. The Company agrees to continue to employ Executive, and Executive agrees to continue to serve the Company, on the terms and conditions set forth herein.

         1.2 POSITION AND DUTIES. Executive shall continue to have his powers and duties as on the Effective Date and shall have such other powers and duties as may from time to time be prescribed by the Board, provided that such powers and duties are consistent with or represent a promotion from Executive's duties as of the Effective Date, unless otherwise consented to in writing by Executive; provided, however, as long as Executive retains a substantial portion of his then current oversight responsibility, the Board shall be permitted to transfer a portion of Executive's oversight responsibility without the consent of Executive. Executive shall devote substantially all his working time and efforts to the business and affairs of the Company and its subsidiaries.

2. COMPENSATION.

         2.1 BASE SALARY. Executive's Base Salary shall be his annual base salary in effect on the Effective Date, as increased thereafter by the Company. Executive's Base Salary in effect from time to time may only be reduced in connection with a Company-wide base wage reduction, by an amount not to exceed 20% of Base Salary in effect on the date of such Company-wide wage reduction. For purposes of calculating any other payments or benefits hereunder (except as specified in Section 2.4) any reductions in Base Salary shall be disregarded. Executive's Base Salary shall be payable in accordance with the Company's normal payroll polices.

         2.2 BONUS. Executive shall be entitled to participate in the Company's Key Employee Cash Incentive Bonus Program, and any successor annual bonus plan, the terms and conditions of which shall be established by the Board in its sole discretion from time to time.

         2.3 EXPENSES. During the term of Executive's employment hereunder, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred in performing services hereunder, provided that Executive properly accounts therefor in accordance with written Company policy.

         2.4 COMPENSATION AND BENEFIT PROGRAMS OF THE COMPANY. Except as set forth below, Executive shall continue while employed hereunder to participate in the Company's employee compensation and benefit programs (or any successor programs) at levels in effect on the Effective Date. Exceptions to the preceding sentence are:

         (a) Amounts payable to Executive under the Company's benefit programs may be reduced to reflect a Company-wide benefit reduction, in the same manner that Company employees are generally affected by such reduction.

         (b) Executive shall not participate in any severance pay plan or annual bonus plan maintained by the Company except to the extent necessary to receive any severance or bonus payments specifically provided for hereunder.

         2.5 MEDICAL BENEFITS. While employed hereunder, Executive shall be reimbursed by the Company for all out of pocket medical expenses incurred by him and not otherwise paid or provided for under any medical plan maintained for the benefit of Executive.

         2.6 SERP. Executive shall be a participant in the Company's Supplemental Executive Retirement Program (the "SERP"), a copy of which is attached hereto, and shall be entitled to receive the benefits provided for therein.

         (a) As provided for in Section 4.1.1(a)(iii) of the SERP, the grant to Executive of two additional years of Benefit Service for each actual year of employment completed shall be with respect to Executive's employment commencing on and after March 24, 1994.

         (b) A pre-retirement death benefit shall be payable, in the event of Executive's death while employed hereunder, to the individual who was Executive's spouse on the date of death. Such benefit shall be in an amount equal to 50% of the Executive's Base Salary at the time of his death and such amount shall be payable annually for a maximum of ten years or, if earlier, until Executive would have attained age 65; provided, however, that the amounts payable hereunder shall be reduced by all pre-retirement death benefits payable to Executive's spouse under the Company's qualified pension plan or a supplemental executive retirement plan.

3.  OTHER BENEFITS.

         3.1 AIRLINE PASS. Executive is entitled to receive a lifetime airline pass for the personal use of such Executive and his spouse and children so long as spouses and children of employees generally are eligible for nonrevenue travel pursuant to the Company's pass policies (hereinafter, "Eligible Individuals"). Such airline pass (the "Airline Pass") shall entitle Executive and Eligible Individuals to travel on regularly scheduled Northwest domestic and international flights, subject to charges then applicable to senior executives of the Company and their dependents, with boarding priority of (i) F-1 or the equivalent thereof for ten years from and after the date such pass is issued, (ii) Y-1/F-2 or the equivalent thereof for the next succeeding ten years and (iii) 2-R or the equivalent thereof after the aggregate twenty-year period described in clauses (i) and (ii) above. Each Executive shall be responsible for any personal income tax liability arising from such pass travel. The Airline Pass shall be issued to Executive upon Executive's termination of employment with the Company; provided, however, that all benefits under this Section 3.1 shall immediately and permanently cease in the event Executive is or becomes, at any time thereafter, an employee of any of the top five airlines in the United States (other than the Company) ranked by revenue passenger miles (the "Top Five Airlines").

         3.2 OTHER MEDICAL BENEFITS. In the event Executive remains an employee of the Company from the date of this Agreement to September 1, 1998, Executive and his covered dependents (only as long as they shall remain dependents) shall be entitled to medical coverage for the life of Executive and his spouse; provided, however, if and for so long as Executive is employed by another employer, medical coverage hereunder will become secondary to any coverage provided by the new employer.

4.  TERMINATION OF EMPLOYMENT.

         4.1 UPON DEATH. Executive's employment hereunder shall terminate upon his death.

         4.2 BY THE COMPANY. The Company may terminate Executive's employment hereunder at any time with or without Cause.

         4.3 BY THE EXECUTIVE. Executive may terminate his employment hereunder at any time for any reason.

         4.4 NOTICE OF TERMINATION, PAYMENTS. Any termination of Executive's employment hereunder (other than by death) shall be communicated by 30 days advance written Notice of Termination by the terminating party to the other party to this Agreement; provided that no advance Notice of Termination of Executive for Cause by the Company is required. Unless otherwise provided in Section 5, any amounts owed by the Company to Executive pursuant to Section 5 shall be paid on the Date of Termination.

5.  PAYMENTS IN THE EVENT OF TERMINATION OF EMPLOYMENT.

         5.1 PAYMENTS IN THE EVENT OF TERMINATION BY THE COMPANY FOR CAUSE
OR VOLUNTARY TERMINATION BY EXECUTIVE. Except as provided in Section 5.3, if Executive's employment hereunder is terminated by the Company for Cause or by Executive other than for Good Reason, the Company shall pay Executive (a) his accrued and unpaid Base Salary through the Date of Termination and (b) any payments or other rights or benefits Executive may be otherwise entitled to receive pursuant to the terms of (i) any retirement, pension or other employee benefit or compensation plan maintained by the Company at the time or times provided therein or (ii) Sections 2.6 and 3 hereof.

         5.2 PAYMENTS IN THE EVENT OF ANY OTHER TERMINATION OF EMPLOYMENT. Except as provided in Section 5.3, if Executive's employment hereunder is terminated by the Company other than for Cause, as a result of death or Disability or by Executive for Good Reason:

         (a) The Company shall pay Executive (i) his accrued and unpaid Base Salary through the Date of Termination, (ii) any bonus under the Key Employee Cash Incentive Bonus Program, or any successor annual bonus plan, (the "Incentive Bonus") for any calendar year ended before the Date of Termination, (iii) a pro rata share (based on days employed during the applicable year) of the Incentive Bonus Executive would otherwise have received with respect to the year in which the Date of Termination occurs, payable at the time the Incentive Bonus would otherwise be payable to Executive; provided, however, that 100% of the Incentive Bonus shall be determined solely with reference to the financial performance of the Company for the year (based on the goals previously established with respect thereto) (rather than a portion of the Incentive Bonus determined on the basis of individual performance); provided, further, in the event that Company's performance exceeds 100% of the financial performance target for the year, that portion of the Incentive Bonus that would have, but for this Section 5.2(a), related to the achievement of the individual performance target shall be 100% and (iv) any payments or other rights or benefits Executive may be otherwise entitled to receive pursuant to the terms of (x) any retirement, pension or other employee benefit or compensation plan maintained by the Company at the time or times provided therein or (y) Sections 2.6 and 3 hereof.

         (b)  In addition to the compensation and benefits described in
     Section 5.2(a):

              (i) The Company shall pay Executive a lump sum amount equal to two times the sum of (i) Executive's Base Salary and (ii) the target Incentive Bonus for Executive with respect to the year in which the Date of Termination occurs (or if no target has been set for that year, the target Incentive Bonus for the immediately preceding year).

              (ii) Executive's pension shall vest with respect to his years of employment with the Company and any subsidiary of the Company. In addition, irrespective of Executive's actual full years of employment from March 25, 1994 through his termination under this
          Section 5.2, Executive shall be granted service credit as if he were an employee of Company for the number of full years necessary to achieve the maximum additional accruals under Section 2.6(a) herein and Section 4.1.1(a)(iii) of the SERP; provided, however, that any SERP benefit shall continue to be subject to Section 7 of the SERP. Any such vested pension benefits which cannot be paid under the Company's qualified pension plan shall be paid directly by the Company.

              (iii) Executive and his covered dependents (only so long as they shall remain dependents) shall be entitled to medical coverage for the life of Executive and his spouse; provided, however, if Executive is employed by another employer, medical coverage hereunder will become secondary to any coverage provided by the new employer. With regard to group life insurance and group disability insurance, until the earlier of the second anniversary of Executive's Date of Termination or the date Executive is employed by a new employer, Executive, his dependents, beneficiaries and estate shall be entitled to all benefits under such group life insurance and group disability insurance as if Executive were still employed by the Company hereunder during such period. If any such benefits cannot be provided to Executive for any reason, the Company shall pay to Executive, or pay Executive the cost of obtaining, such benefits.

         (c) Executive shall not be required to mitigate the amount of any payment provided for in this Section 5.2 by seeking other employment or otherwise, and no such payment shall be offset or reduced as a result of Executive obtaining new employment.

         5.3 PAYMENTS FOR CERTAIN TERMINATIONS OF EMPLOYMENT AFTER A CHANGE IN CONTROL. If Executive elects to terminate his employment for any reason during the six month period commencing on the second anniversary of the Change in Control, or in the event of termination by the Company other than for Cause or termination by Executive for Good Reason within two years after a Change in Control, Executive shall receive all of the payments, and shall be accorded all of the rights, set forth in Section 5.2. All other terminations of Executive's employment shall be governed by Sections 4 and 5 of this Agreement irrespective of a Change of Control.

         5.4  EXCISE TAX.

         (a) If any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable pursuant to this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5.4 (a "Payment")) is subject to the excise tax imposed by
Section 4999 of the Code or any interest or penalties thereon (together the "Excise Tax") then Executive shall be entitled to an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes including, without limitation, any income taxes (together with any interest or penalties thereon, the "Additional Income tax") or any Excise Tax, imposed upon the Gross-Up Payment Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments.

         (b) Subject to Section 5.4(c), all determinations required to be made under this Section 5.4, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the firm of independent public accountants selected by the Company to audit its financial statements (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and executive within fifteen (15) business days after the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 5.4, shall be paid to Executive within five (5) business days after the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that additional Gross-Up payments should have been made by the Company (an "Underpayment"). If the Company exhausts its remedies pursuant to Section 5.4(c) and Executive thereafter is

                                                                               7
required to make a payment of any Excise Tax, the accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

         (c) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notice shall be given as soon as practicable but no later than ten (10) business days after Executive knows of such claim and shall apprise the Company of the nature and date of requested payment of such claim. Executive shall not pay such claim before the earlier of (x) the date thirty (30) days after Executive's notice to the Company or (y) the date on which payment of taxes with respect to such claim is due. If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

           (i) give the Company any reasonable requested information relating to such claim;

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

         (iii) cooperate with the Company in good faith in order to effectively contest such claim; and

          (iv) permit the Company to participate in any proceedings relating to such claim; provided, however that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold such Executive harmless, on an after-tax basis, for any Excise Tax or additional Income Tax imposed as a result of such representation and payment of costs and expenses. Without limiting this Section 5.4(c), the Company shall control all proceeding taken in connection with such contest and, at its sole option, may (1) pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and (2) either direct
     Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs such Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or Income Tax imposed with respect to such advance; and further provided that any extension of the statute of limitations for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority.

         (d) If, after the receipt by Executive of any amount advanced by the Company pursuant to Section 5.4(c), Executive becomes entitled to receive any refund with respect to such claim, executive shall (subject to the Company's complying with the requirements of Section 5.4(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 5.4(c), a determination is made that such Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of any Gross-Up Payment required to be paid.

6.  CONFIDENTIALITY; NON-COMPETE.

          While employed by the Company and thereafter, Executive shall not disclose any confidential information either directly or indirectly, to anyone (other than the Company, its employees and advisors), or use such information for his own account, or for the account of any other person or entity, without the prior written consent of the Company or except as required by law. This confidentiality covenant has no temporal or geographical restriction. Upon termination of this Agreement, Executive shall promptly supply to the Company all property and any other tangible product or document which has been produced by, received by or otherwise submitted to Executive during or prior to his term of employment, and shall not retain any copies thereof.

          Executive acknowledges that his services are of special, unique and extraordinary value to the Company. Accordingly, in the event Executive resigns without Good Reason or is terminated for Cause during the term hereof, Executive shall not at any time prior to the first anniversary of the Date of Termination become an employee, consultant, officer, partner or director of any air carrier which competes with the Company (or any of its affiliates) or have any significant interest (I.E., 10% or more of the voting stock) in any such air carrier. This covenant not to compete shall expire on December 31, 1998 and thereafter shall no longer be applicable to Executive;

provided, however, if on or prior to December 31, 1998, Executive has resigned without Good Reason or has been terminated for Cause, the non-compete shall remain in full force and effect and shall be enforceable according to its terms until the first anniversary of Executive's Date of Termination, notwithstanding the December 31, 1998 expiration of the covenant not to compete provided for herein.

         Executive agrees that any breach of terms of this Section 6 would result in irreparable injury and damage for which there would be no adequate remedy at law, and that, in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach or threatened breach, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. Executive further agrees that the provisions of the covenant not to compete are reasonable. Should a court determine, however, that any provision of the covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent which such court deems reasonable. The provisions of this Section 6 shall survive any termination of this Agreement and Executive's term of employment. The existence of any claim or cause of action or otherwise, shall not constitute a defense to the enforcement of the covenants and agreements of this Section
6.

7.  SUCCESSORS AND ASSIGNS.

         (a) This Agreement shall bind any successor to Significant Assets, whether by purchase, merger, consolidation or otherwise, in the same manner and to the same extent that the Company would be obligated under this Agreement if no such succession had taken place. Notwithstanding that a successor to Significant Assets becomes bound to this Agreement, the Company shall continue to be liable for the obligations hereunder as a guarantor. In any agreement providing for succession to Significant Assets, the Company shall cause each and every successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement.

         (b) In the event that another air carrier directly or indirectly acquires Significant Assets, the Company shall cause such airline to provide Executive and Eligible Individuals with pass privileges equivalent to those provided under the Airline Pass described in Section 3.1.

         (c) This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

8.  TERM.

         The term of this Agreement shall commence on the Effective Date and end upon the Executive's termination of employment. The rights and obligations of the Company and Executive shall survive the termination of this Agreement to the extent necessary to give effect to the terms hereof.

9.  NOTICES.

         Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered to and mailed by United States mail, addressed: (a) if to Executive, Michael E. Levine, 2675 E. Lake of the Isle Parkway, Minneapolis, Minnesota 55408, and

         (b) if to the Company, c/o Northwest Airlines, Inc., 5101 Northwest Drive, St. Paul, Minnesota 55111-3034, Attention: General Counsel, or to such other address as may have been furnished in writing.

10.  COUNSEL FEES AND INDEMNIFICATION.

         (a) The Company shall pay, or promptly reimburse on an as-incurred basis to Executive, the reasonable fees and expenses of Executive's legal counsel for its services rendered in connection with, Executive's enforcement of this Agreement provided, however, that if Executive institutes any proceeding to enforce this Agreement and the judge, arbitrator or other individual presiding over the proceeding affirmatively finds that Executive instituted the proceeding in bad faith, Executive shall pay all costs and expenses, including attorney's fees, of Executive and the Company.

         (b) The Company shall indemnify and hold Executive harmless, to the maximum extent permitted by law, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by Executive, in connection with any action or proceeding (or any appeal from any action or proceeding) with respect to the Company or activities engaged in by Executive in the course of employment with the Company in which Executive is made, or is threatened to be made, a party or a witness.

11.  WITHHOLDING.

         All payments required to be made by the Company hereunder shall be subject to the withholding of such amounts as are required to be withheld pursuant to any applicable law or regulation.

12.  CERTAIN DEFINED TERMS.

         As used herein, the following terms have the following meanings:

         "AGREEMENT" shall mean this Management Compensation Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "BASE SALARY" shall mean the annual salary of the Executive in effect from time to time under Section 2.1.

         "BOARD" shall mean the Board of Directors of the Company.

         "CAUSE" shall mean with respect to termination of Executive's employment hereunder (i) an act or acts of personal dishonesty by Executive intended to result in substantial personal enrichment of Executive at the expense of the Company, (ii) an act or acts of personal dishonesty by Executive intended to cause substantial injury to the Company, (iii) material breach (other than as a result of a Disability) by Executive of Executive's obligations under this Agreement which action was (a) undertaken without a reasonable belief that the action was in the best interest of the Company and
(b) not remedied within a reasonable period of time after receipt of written notice from the Company specifying the alleged breach, or (iv) the conviction of Executive of a felony.

         "CHANGE IN CONTROL" means any one of the following:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of Common Stock of Parent (the "Outstanding Parent Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Parent entitled to vote generally in the election of directors (the "Outstanding Parent Voting Securities"); provided, however, this subsection (a) shall not apply to the Investor Stockholders party to the Second Amended and Restated Stockholders' Agreement dated as of December 23, 1993; or

         (b) Individuals who, as of June 1, 1994, constitute the Board of Directors of Parent (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to June 1, 1994, whose election, or nomination for election by Parent's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Parent; or

         (c) Approval by the shareholders of Parent of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Parent through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Parent Stock and Outstanding Parent Voting Securities, as the case may be and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of such Board, providing for such Business Combination; or

         (d) Approval by the shareholders of Parent of (i) a complete liquidation or dissolution of Parent or (ii) the sale or other disposition of all or substantially all of the assets of Parent, other than to a corporation with respect to which following such sale or other disposition, (X) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership immediately prior to such sale or other disposition of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities, as the case may be and (Y) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or other action of such Board, providing for such sale or

                                                                        13
     other disposition of assets of Parent or were elected, appointed or nominated by the Incumbent Board.

          "COMMON STOCK" shall mean all issued and outstanding common stock, of all classes, of the Parent, including any outstanding securities convertible into such common stock.

          "DATE OF TERMINATION" shall mean, with respect to Executive, the date of termination of Executive's employment hereunder after the notice period provided by Section 4.4.

          "DISABILITY" shall mean Executive's physical and mental condition which prevents continued performance of his duties hereunder, if Executive establishes by medical evidence that such condition will be permanent and continuous during the remainder of Executive's life or is likely to be of at least three years' duration.

          "EFFECTIVE DATE" shall mean September 1, 1996.

          "GOOD REASON" shall mean with respect to an Executive, any one or more of the following:

          (a) a material reduction in Executive's compensation or other benefits (except as permitted hereunder) including the Company's failure to adopt and maintain an annual bonus plan in which Executive shall participate on the terms and conditions applicable to similarly situated executives;

          (b) any material change in Executive's job responsibilities; provided that, so long as Executive retains a substantial part of his then current oversight responsibility, a transfer of a portion of such oversight responsibility of Executive shall not in and of itself constitute a material change in Executive's job responsibilities;

          (c) the relocation of the Company's principal executive offices to a location outside the Minneapolis-St. Paul Metropolitan Area;

          (d) a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) days after the Company knows or has notice of such noncompliance;

          (e) John Dasburg no longer serves as the Chief Executive Officer of Northwest Airlines Inc. and Executive is not appointed as his immediate successor.

          In order for an Executive's termination of his employment to be considered for Good Reason, such termination must occur within one year after the event giving rise to such Good Reason. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

          "NOTICE OF TERMINATION" shall mean a notice specifying the Date of Termination, which notice shall (i) indicate the specific termination provision (if any) in this Agreement applicable to the termination, and (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

          "PARENT" shall mean Northwest Airlines Corporation.

          "PERSON" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentally or political subdivision thereof.

          "SIGNIFICANT ASSETS" shall mean (i) all or substantially all of the assets and/or business or outstanding voting securities, of the Company (ii) all or substantially all of Northwest's routes between the United States and Japan.

          "SUBSIDIARY" of a Person shall mean any corporation, partnership (limited or general), trust or other entity of which a majority of the stock (or equivalent ownership or controlling interest) having voting power to elect a majority of the board of directors (if a corporation) or to select the trustee or equivalent controlling interest, shall at the time such reference becomes operative, be directly or indirectly owned or controlled by such Person or one or more of the other subsidiaries of such Person or any combination thereof.

          "2-R" shall mean space available travel in first, business or coach class, with boarding priority (i) ahead of the categories specified below category "2-R" on Exhibit A attached hereto and (ii) within category "2-R," based on seniority with the Company.

          "F-1" shall mean confirmed seating in first class or business class if first class is not offered, with boarding priority (i) ahead of the categories specified below category "F-I" on Exhibit A attached hereto and
(ii) within category "F-I," based on seniority with the Company.

          "Y-1/F-2" shall mean confirmed seating travel in coach class and space available travel in first or business class, with boarding priority (i) ahead of the categories specified below category "Y-a/F-2" in Exhibit A attached hereto, and (ii) within category "Y-1/F-2," based on seniority with the Company.

13.  MISCELLANEOUS.

          No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. There shall be no right of set-off or counterclaim, in respect of any claim, debt or obligation, against any payments to Executive, his dependents, beneficiaries or estate provided for in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Minnesota, without regard to principles of conflicts of laws.

14.  VALIDITY.

          The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

15.  DISPUTES; REMEDIES.

          If either the Company, on the one hand, or Executive, on the other hand, breaches or threatens to commit a breach of the terms and conditions hereof, the other party shall have the following rights and remedies:

          (a) Specific performance (I.E., the right and remedy to have the terms and conditions hereof specifically enforced by any court of competent jurisdiction), it being agreed that any breach or threatened breach of the terms and conditions hereof would cause irreparable injury and that money damages may not provide an adequate remedy; and

          (b) Damages (I.E., the right to receive from any violator of the terms and conditions hereof, any and all damages, costs and expenses incurred by the injured party as a result of the breach of the terms and conditions hereof).

16.  PARENT UNDERTAKING.

          Northwest Airlines corporation, as parent corporation to the Company, hereby agrees to cause the Company to perform all of its obligations hereunder and Executive shall be deemed to have entered into this Agreement in reliance upon the undertaking set forth herein.


                                 NORTHWEST AIRLINES, INC.


                                 by: /s/ Douglas M. Steenland
                                    _______________________________________


                                 NORTHWEST AIRLINES CORPORATION


                                 by: /s/ Douglas M. Steenland
                                    _______________________________________


                                     /s/ Michael E. Levine
                                    _______________________________________
                                    Michael E. Levine